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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 17, 2007
                        (Date of earliest event reported)

             UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II (Exact name of registrant as specified in its charter)

          Michigan                       0-16701                  38-2702802
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

               280 Daines Street, Suite 300, Birmingham, MI 48009
              (Address of principal executive offices) (Zip Code)

                                  248-645-9220
               Registrant's telephone number, including area code

    ________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT

As described in Form 8-K dated March 13, 2007, Uniprop Manufactured Housing Communities Income Fund II (the "Fund") had entered into a Contract for Sale and Purchase of Real and Personal Property with a private buyer for the Paradise Village Manufactured Housing Community located in Tampa, Florida.

On May 17, 2007, the buyer closed on the purchase for a price of $11,725,000 less closing costs and prorations for a net amount of $11,127,000. The proceeds of the sale will be maintained in reserve until such time as the General Partner determines the optimal use of the funds.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UNIPROP MANUFACTURED HOUSING COMMUNITIES
                                        INCOME FUND II
                                        (Registrant)

Dated: May 21, 2007

                                        By: Genesis Associates Limited
                                            Partnership, General Partner


                                        By: /s/ Joel Schwartz
                                            ------------------------------------
                                            Joel Schwartz, Principal Financial
                                            Officer